EXHIBIT 10.9

ADDENDUM TO ASSET PURCHASE AGREEMENT

The following provisions (the “Addendum”) are hereby incorporated into, and are hereby made a part of, that certain Asset Purchase Agreement dated March 1, 2024 (the “Agreement”) between Advanced Voice Recognition Systems, Inc. a Nevada corporation, n/k/a Rivulet Entertainment, Inc. a Nevada corporation ("Buyer"), and Rivulet Media, Inc., a Delaware corporation ("Seller” or “Company") (individually, a “Party”; collectively, the “Parties”) and such provisions are effective retroactively to the date of the Agreement (the “Effective Date”).

1.Purchase Price. Purchase Price shall be amended by decreasing the cash portion by $3,550,000 for a total cash amount of $6,450,000.

2.Conditions Subject to Closing. The Parties have agreed  to eliminate the provisions outlined in section 6.4 of the Agreement. There has been no “change in composition” in Rivulet Entertainment’s board of directors or executive committee (as compared to the composition prior to the merger). Further, no proxy agreement has been established. If additional members are added to either the board of directors or executive committee the Company will file the requisite Item 5.02 Form 8-K.

3.Defaults.  The seller agrees to waive the conditions of default as disclosed in section 7.1 of the Agreement.  There have been no actions as described in section 7.1 of the Agreement

4. All other terms and conditions of the Agreement shall remain in full force and effect and said Agreement is hereby confirmed and ratified accordingly.

IN WITNESS WHEREOF, the Parties have caused this Addendum to the Asset Purchase Agreement to be duly executed and delivered as of May 19, 2025.

SELLERBUYER

RIVULET MEDIA, INC.                              Rivulet Entertainment, Inc.

a Delaware corporation                            a Nevada corporation

By: /s/ Michael Witherill                                    By: /s/ Walter Geldenhuys

Michael Witherill                                               Walter Geldenhuys

President and Director                                       President, Chief Executive Officer